Exhibit 32.1
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                   STATEMENT FURNISHED PURSUANT TO SECTION 906
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                        OF THE SARBANES-OXLEY ACT OF 2002
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The  undersigned  is the Chief Executive Officer  and Chief Financial Officer of
Material Technologies, Inc. (the "Company"). This Certificate is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Quarterly Report on Form 10-Q/A of the Company for the quarter ended March 31, 2005 (the "10-Q Report").


The undersigned certifies that the 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented therein.




Date:  September 27, 2005                       /s/ ROBERT M. BERNSTEIN
                                                --------------------------------
                                                Robert M. Bernstein
                                                Chief Executive Officer and
                                                Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to Material Technologies, Inc. and will be retained by Material Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.